EXHIBIT 10

NAVISTAR INTERNATIONAL CORPORATION

AND CONSOLIDATED SUBSIDIARIES

MATERIAL CONTRACTS

The following documents of Navistar International Corporation, its principal subsidiary Navistar, Inc. and its affiliate Navistar Financial Corporation are incorporated herein by reference:

*10.94	Board of Directors resolution approving an additional retainer for the lead director of the Board of Directors. Filed as Exhibit 10.94 to Form 10-K for the period ended October 31, 2007, which was dated and filed May 29, 2008. Commission File No. 001-09618.

The following document of Navistar International Corporation is filed herewith:

*10.95	Compensation Committee and Board of Directors approval of 2008 long term emergence incentive grants to non-employee directors and named executive officers.

*	Indicates a management contract or compensatory plan or arrangement required to be filed as an exhibit to this report pursuant to Item 14(c).

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